                                                                    Exhibit 11.1
                                                                    ------------

                             THOUSAND TRAILS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (DOLLARS AND COMMON SHARES IN THOUSANDS)


                                                            Six Months Ended    Six Months Ended
                                                               December 31,       December 31,
                                                                   1996               1996
                                                            ----------------    ----------------
PRIMARY:

Weighted average number of common shares outstanding                  7,041               3,703
Weighted average common stock equivalents (vested options)              171
                                                            ----------------    ----------------
Weighted average number of common shares outstanding                  7,212               3,703
                                                            ================    ================
Net income (loss) allocable to common shareholders                   $1,976             ($1,885)
                                                            ================    ================
Primary net income (loss) per common share                            $0.27              ($0.51)
                                                            ================    ================
FULLY DILUTED:

Weighted average number of common shares outstanding                  7,041               3,703
Weighted average common stock equivalents (vested options)              220
                                                            ----------------    ----------------
Weighted average number of common share outstanding                   7,261               3,703
                                                            ================    ================
Net income (loss) allocable to common shareholders                   $1,976             ($1,885)
                                                            ================    ================
Fully diluted net income (loss) per common share                      $0.27              ($0.51)
                                                            ================    ================